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                                                                   EXHIBIT 10.10

                FORM OF NON-DISCLOSURE & NONCOMPETITION AGREEMENT

         Set forth below is the form of non-disclosure and non-competition agreement entered into by and between TriVergent (f/k/a State Communications, Inc.) and each of Charles S. Houser, Shaler P. Houser, Russell W. Powell, Clark
H. Mizell and Daniel E.H. Sterling. Except for the names of the employees parties to the agreements, there are no differences between the agreements.

                  NON-DISCLOSURE AND NON-COMPETITION AGREEMENT

         This NON-DISCLOSURE AND NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into this 28th day of October, 1998, by and among STATE COMMUNICATIONS, INC., a South Carolina corporation (the "Company"), ________________ (the "Founder"), RICHLAND VENTURES II, L.P., a Delaware limited partnership, and First Union Capital Partners, INC., a Virginia corporation (collectively, the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchasers have entered into that certain Preferred Stock Purchase Agreement, dated the date hereof (the "Stock Purchase Agreement"), whereby the Company has agreed to sell and the Purchasers have agreed to purchase 4,166,668 shares of Series A Convertible Preferred Stock (the "Preferred Stock");

         WHEREAS, the Founder is a significant shareholder of the Company and, as such, will materially benefits from the transactions contemplated by the Stock Purchase Agreement; and

         WHEREAS, given the material adverse affect to the value of the Preferred Stock if the Founder were to compete with the Company, to induce the Purchasers to enter into the Stock Purchase Agreement and consummate the transactions contemplated thereby the parties hereto have agreed to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties agree as follows:

         1. Term. Founder covenants and agrees that for so long as the Founder is employed by the Company and a period of two (2) years thereafter, he will not, directly or indirectly, engage in any activity prohibited pursuant to the terms of this Agreement.

         2.  Non-Competition and Non-Disclosure.

         (a) Non-Competition. Founder agrees that for the term of this Agreement, he will not, without the prior written consent of Purchasers', directly or indirectly, (i) own, manage, operate, control or participate in, or be associated with as a director, officer, shareholder, partner, joint


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venturer, employee, consultant or otherwise, any business providing telecommunications services including, but not limited to, local exchange or long distance telecommunications services which competes, directly or indirectly, with the Company within any metropolitan statistical service area in which the Company provides such services on the date of termination of Founder's employment (the "Prohibited Business"); (ii) become financially interested in any person or entity engaged in any such Prohibited Business, other than as a passive investor owning, directly or indirectly, not more than 5% of the equity securities of a public corporation; (iii) solicit or attempt to solicit any employee of the Company either to work for the Founder personally or on behalf of any other person or entity whether or not engaged in a Prohibited Business; or (iv) solicit or attempt to solicit, for the purpose of providing the services identified in subpart (i) above, any customer of the Company with which the Founder had material contact during the twelve-month period immediately prior to the Founder's departure from the Company. Founder's present activities with, and ownership interest in, Rhinos International, Ltd. and N Plus 1 Software Development Corporation shall not be deemed to be in violation of this Agreement.

         (b) Non-Disclosure of Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean any information which
(i) is not generally available to the public; and (ii) pertains to or relates in any way to the Company or its businesses, proprietary techniques, know-how, independent interpretations of market information, strategic plans and organizational approaches, activities, products or services including, without limitation, financial information, analyses, intellectual property rights, employee compensation information, reports, pricing methods or other trade secrets. Founder acknowledges that he may come into possession of certain Confidential Information of the Company, the Purchasers or their respective affiliates, and agrees that all such Confidential Information is the sole and exclusive property of the Company or the Purchasers, as the case may be. During the term of this Agreement, Founder shall not disclose any such Confidential Information, directly or indirectly, nor use it in any way, either during the term of this Agreement or at any time thereafter, except as required by law or by any court or governmental agency or body. All files, records, documents, pricing and other information, data and similar items in any medium whatsoever relating to the business, assets or prospects of the Company, the Purchasers or their respective affiliates, whether prepared by Founder or otherwise coming into his possession, shall remain the exclusive property of the Company and shall not be copied or removed from the premises of the Company without the prior written consent of Purchasers. The terms of this subparagraph (b) are not intended to limit any definitions, protections or remedies available to the Company or the Purchasers under any local, state or federal law applicable to trade secrets or confidential information.

         (c) Remedies. Founder acknowledges that any violation of this Agreement will cause irreparable harm to the Company and Purchasers and that damages are not an adequate remedy. Founder therefore agrees that the Company and Purchasers shall be entitled to injunctive relief enjoining, prohibiting and restraining Founder from the continuance of any such violation, in addition to any monetary damages which might occur by reason of a violation of this Agreement or any other remedies at law or in equity, including, without limitation, specific performance.



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         (d) Independent Covenants. The covenants set forth in this Agreement are and shall be deemed and construed as separate and independent covenants. Should any part or provision of such covenants be held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall not render invalid, void or unenforceable any other part or provision thereof. Specifically, and without limiting the generality of the foregoing, if any portion of this Agreement is found to be invalid by a court of competent jurisdiction because its duration, the territory and/or the restricted activities are invalid or unreasonable in scope, such duration, territory and/or restricted activity, as the case may be, shall be redefined by consideration of the reasonable concerns and needs of the Company and Purchasers' investment interests such that the intent of Purchasers, in consummating the transactions contemplated by the Agreement will not be impaired and shall be enforceable to the fullest extent permissible under applicable laws.

         3. Developments. (a) If at any time or times during the Founder's employment, he shall (either alone or with others) make, conceive, create, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes or subject to analogous protection) (the "Developments") that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed or sold by the Company or which may be used in relation therewith, (ii) results from responsibilities undertaken by the Founder on behalf of the Company, or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, and the Founder shall promptly disclose to the Company (or any persons designated by it) each such Development and, as may be necessary to ensure the Company's ownership of such Developments, Founder hereby assigns any rights including, but not limited to, any copyrights and trademarks) he may have or acquire in the Developments and benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

         (b) Upon disclosure of each Development to the Company, the Founder agrees to, during his employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

                  (i) to apply for, obtain, register and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights, trademarks or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and



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                  (ii)  to defend any opposition or other administrative
                        proceedings in respect of such applications and any opposition proceedings or petitions or applications for cancellation or revocation of such letters patent, copyright or other analogous protection.

         (c) In the event the Company is unable, after reasonable effort, to secure Founder's signature on any letters patent, copyright or trademark registration applications or other documents regarding any legal protection relating to a Development, whether because of Founder's physical or mental incapacity or for any other reason whatsoever, Founder hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact, to act for and in his behalf and stead to execute and file any such application or applications or other documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or trademark registrations or other legal protection thereof with the same legal force and effect as if executed by the Founder.

         4. Assignment. The rights and obligations of Founder under this Agreement are personal and are not assignable.

         5. Notices. All notices, demands or other communications required to be or otherwise given or made hereunder shall be in writing and shall be deemed given if delivered personally or received by facsimile transmission, or mailed by overnight delivery service or by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to Founder:             ____________________________
                                    State Communications, Inc.
                                    200 North Main Street
                                    Suite 303
                                    Greenville, South Carolina  29601

         With a copy to:            Hamilton Russell III, Esq.
                                    200 North Main Street
                                    Suite 303
                                    Greenville, South Carolina  29601

         If to the Purchasers:      Mr. John Chadwick
                                    Richland Ventures
                                    200 31st Avenue North
                                    Suite 200
                                    Nashville, Tennessee 37203

         With a copy to:            R. Gregory Brophy, Esq.
                                    Alston & Bird LLP



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                                    One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3424

All such notices shall be deemed given on the date personally delivered or received.

         6. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of South Carolina.

         7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability or any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         8. Entire Agreement. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter contained herein. This Agreement supersedes all prior agreements between the parties with respect to the subject matter hereof. This Agreement may not be amended or modified except pursuant to a writing executed by all parties plus the holders of a majority of the outstanding shares of Preferred Stock.

         9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Non-Disclosure and Non-Competition Agreement on the day and year first above written.

                                RICHLAND VENTURES II, L.P.

                                By: Richland Partners II, L.P., General Partner


                                By:
                                   --------------------------------------------
                                    General Partner

                                FIRST UNION CAPITAL PARTNERS, INC.


                                By:
                                   --------------------------------------------
                                Title:
                                      -----------------------------------------

                                STATE COMMUNICATIONS, INC.




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                                By:
                                   --------------------------------------------
                                Title:
                                      -----------------------------------------

                                FOUNDER:


                                                                          (SEAL)
                                ------------------------------------------


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